Exhibit 99.2

Contacts:
William B. Boni
VP, Investor Relations/
Corp. Communications
(781) 994-0300

For Immediate Release:

ARQULE UPDATES PLANS FOR CHEMICAL TECHNOLOGIES BUSINESS

Woburn, MA, December 6, 2005 – ArQule, Inc. (Nasdaq: ARQL) today updated its previously announced plans to exit its Chemical Technologies business, as originally communicated in a press release on September 27, 2005.

Pursuant to the Company’s agreement with Pfizer dating from December, 2001 and amended in January, 2004, ArQule will continue to provide chemistry services to Pfizer until May 22, 2006.

“I would like to thank our Chemical Technologies team for maintaining such a high level of achievement and commitment during our seven-year partnership with Pfizer,” said Dr. Stephen A. Hill, president and chief executive officer of ArQule. “The orderly conclusion of the Chemical Technology service business, and the Pfizer agreement in particular, has allowed us to anticipate the associated reduction in revenues and expenses accordingly and to enable us to focus on our core mission as an oncology company.”

ArQule is committed to exit the Chemical Technologies business and has engaged Young and Partners, a New York-based investment bank, to explore a potential sale of its Chemical Technologies operations. The decision to exit this business is consistent with the Company’s previously communicated intent to focus exclusively on the development of its oncology portfolio.

As a consequence of this transition and due to increased clarity on the timing of certain research and development payments, ArQule is providing revised financial guidance for 2005 as follows. Year-end cash is expected to range between $135 million and $140 million, up from prior guidance of between $116 million and $121 million. All other financial guidance is unchanged from that provided on the Company’s July 28, 2005 earnings conference call.

ArQule also reiterates its previously communicated guidance of having sufficient cash to support its portfolio at least into Q1, 2008. More detailed financial guidance for 2006 will be provided, as usual, on the Company’s fiscal year-end conference call.

About ArQule
ArQule, Inc. is a biotechnology company engaged in research and development of next-generation small-molecule cancer therapeutics based on its innovative Activated Checkpoint TherapySM (ACTSM) platform. ACTSM and related compounds are intended to improve the way cancer patients are treated because they selectively kill cancer cells and spare normal cells by restoring and activating cellular checkpoints that are defective in cancer. ArQule’s lead program based on E2F elevation is partnered with Roche. For more information, please visit www.arqule.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which provides a safe harbor for forward-looking statements made by or on behalf of ArQule. ArQule and its representatives may from time to time make written or oral forward-looking statements, including statements contained in this press release. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions identify forward-looking statements. All statements which address operating performance, events or developments that ArQule expects or anticipates will occur in the future, such as projections about its future results of operations or its financial condition, research, development and commercialization of its products and anticipated trends in its business are forward-looking statements within the meaning of the Reform Act. Actual results may differ materially from those projected in the forward-looking statements or historical performance due to numerous risks and uncertainties that exist in ArQule’s operations, development efforts and the business environment, including without limitation: the ACTSM platform or other, proprietary platforms may not improve efficacy or reduce toxicity, and compounds resulting from these platforms may not operate as intended; the current and future clinical studies may encounter enrollment difficulties and unexpected toxicity; the commencement of the anticipated clinical trials may be delayed or the trials may never commence; the preclinical efforts associated with the product pipeline may fail or prove disappointing; the animal xenograft preclinical studies may be unpredictive of human response; collaborators may terminate their agreements with ArQule because ArQule may fail to satisfy the collaborators’ needs or for other reasons; and, the risks and uncertainties described in ArQule’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of ArQule as of the date of this report. ArQule disclaims any intent or obligation to update any forward-looking statement except to the extent required by law.

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